[MCDATA LOGO]                                                       NEWS RELEASE


                                December 1, 2003

CONTACTS
Investors:                                  Media:
Linda Dellett/Rick Balderrama               Kathleen Sullivan
(720) 558-4474                              (720) 558-4435; cell: (720) 480-5501
Investor.relations@mcdata.com               kathleen.sullivan@mcdata.com


                     MCDATA ANNOUNCES THIRD QUARTER RESULTS
            INTEGRATION OF NISHAN SYSTEMS AND SANERA SYSTEMS ON TRACK

     BROOMFIELD, COLO. - December 1, 2003 - McDATA(R) Corporation (NASDAQ:
MCDTA/MCDT) today reported results for the third quarter of 2003. Revenue was $94.7 million for the quarter, compared with revenue of $80.9 million in third quarter of 2002, an increase of 17 percent year-over-year.

     The GAAP net loss for the third quarter of 2003 was $50.0 million or $(0.44) per diluted share, compared with third quarter 2002 net income of $2.3 million or $0.02 per diluted share. On a non-GAAP basis, net income for the third quarter of 2003 was $2.1 million, or $0.02 per diluted share, compared with $2.1 million, or $0.02 per diluted share, in the third quarter of 2002. McDATA's third quarter 2003 non-GAAP results exclude charges related to the amortization of deferred compensation and purchased intangible assets. In addition, the company recorded a charge for a deferred tax asset valuation allowance, plus several other charges associated with the acquisitions announced at the beginning of the quarter, which were excluded for purposes of the non-GAAP results.

     The non-GAAP results are a supplement to financial statements based on generally accepted accounting principles (GAAP). McDATA believes this presentation provides investors with additional insight into its underlying operating results and business trends. A reconciliation of GAAP and non-GAAP net income is provided in the financial statements attached to this press release.

     "We further strengthened our robust product roadmap and overall market position with the acquisitions of Nishan and Sanera during the quarter. Our integration plan is on track and we are

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progressing as anticipated," said John Kelley, McDATA's President and CEO.
"Despite the competitive environment and a challenging channel partner situation in October, we are confident in the strength of our business. We continue to see solid demand from our end-customers, and we remain focused on providing unprecedented value, choice and best-of-breed solutions that address customer and partner needs. With more than 20 years of storage networking leadership and expertise, McDATA remains the smart, proven choice for the most demanding corporate, government, and technology customers."

THIRD QUARTER DETAILS

     McDATA's revenue from products totaled $80.1 million in the third quarter, up 15 percent year-over-year and down 15 percent sequentially from $93.9 million. Revenue from software and professional services was $10.0 million, up 25 percent year-over-year and up seven percent from the second quarter of 2003. Other revenue was $4.6 million, up 50 percent year-over-year and up 19 percent from the second quarter.

     On a channel basis, McDATA's largest customer, EMC, represented 54 percent of total revenue in the third quarter of 2003, compared with 62 percent last quarter; IBM accounted for 21 percent, up from 18 percent in the prior quarter; and other OEMs, resellers and systems integrators represented 25 percent, compared with 20 percent in the prior quarter.

     GAAP gross margin was 57.7 percent, compared with 59.2 in the second quarter of 2003 and 52.6 percent in the third quarter of 2002. Non-GAAP gross margin was 58.2 percent, down from 59.3 percent in the second quarter of 2003 and up from 48.8 percent in the third quarter of 2002.

ACQUISITION-RELATED AND OTHER CHARGES

     The company incurred several charges in the third quarter of 2003, including a recording of a non-cash deferred tax asset valuation allowance of approximately $38.7 million, and an in-process research and development charge of approximately $11.4 million related to the acquisition of Nishan Systems and an investment in Aarohi Communications. In addition, the company's quarterly charges related to the amortization of deferred compensation and the amortization of intangible assets have increased by approximately $9.3 million due to retention agreements and the purchase of intangible assets associated with the acquisitions of Nishan Systems and Sanera Systems. For the third quarter of 2003, the company's aggregate amortization charges of deferred compensation and purchased intangible assets were approximately $11.2 million.

                                  Page 2 of 9
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KEY THIRD QUARTER HIGHLIGHTS

     In the third quarter of 2003, McDATA achieved key competitive wins, completed the acquisitions of Nishan Systems and Sanera Systems and introduced new products, which strengthened its IT Consolidation and Business Protection solution sets. Highlights for the quarter include:

     o The competitive award and installation of McDATA Directors and Fabric Switches to support the Pentagon Renovation Program (PENREN). In addition, McDATA's internetworking technology and SANavigator(R) software are being utilized for increased distance connectivity and centralized storage network management in additional projects at the Pentagon. To date, these McDATA-based SANs total over 4,500 ports at multiple agencies including the Office of the Secretary of Defense, the Joint Chiefs of Staff, and the armed services divisions housed at the Pentagon.

     o The completion of its acquisition of Nishan Systems, the world's first supplier of native IP storage networking solutions. The Nishan acquisition accelerates McDATA's first-mover entry into the burgeoning iSCSI marketplace, as well as the time to market of IP solutions and internetworking capabilities embraced by industry leaders including Microsoft Corporation.

     o The availability of the Eclipse 1620 Internetworking Switch - a McDATA branded product. The Eclipse 1620 enables consolidation of Ethernet-based servers into a SAN infrastructure in a cost-effective manner, enabling more end-customers to realize the benefits of SANs. Robust, long distance storage networking solutions can now be deployed at roughly half the connectivity cost while delivering three- to five-times the performance of competing products.

     o The completion of its acquisition of Sanera Systems, a provider of a highly scalable and reliable enterprise storage networking platform, that when integrated within the Intrepid(TM) family of directors will enhance and extend McDATA's award-winning Intrepid director capabilities, including FICON, advanced diagnostics, and integrated management. This 256-port Intrepid platform will incorporate Sanera's flexible and robust partitioning capabilities, allowing customers to further scale and consolidate their SAN infrastructures, deploy enterprise-wide fabrics and integrate intelligent storage services while benefiting from unrivaled investment protection.

     o The introduction of the Sphereon(TM) 4300 - the newest member of our award-winning Sphereon Fabric Switch family. The Sphereon 4300 is a low cost fabric switch, built to

                                  Page 3 of 9
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          meet the connectivity needs of the smallest enterprises, as well as the edge requirements of larger companies. The Sphereon 4300 is available as a four-port switch, and with McDATA's FlexPort technology can be upgraded to eight and 12 ports without disruption to the network. Hitachi Data Systems, IBM and Sun Microsystems have all already qualified the Sphereon 4300.

     o The release of SANavigator 4.0 and Enterprise Fabric Connectivity Manager (EFCM) 8.0, which extends our SAN Management Platform functionality. The enhanced modular services architecture allows modules, such as Planning, Performance Monitoring, and Event Management, to be available as a package or a la carte. McDATA enables its channel partners and customers to deploy superior, comprehensive storage network management solutions.

     o The debut of new and upcoming solutions at Storage Networking World, including demonstrations of:

          o 10 Gb/s data traffic, further validating McDATA's commitment and leadership to providing customers choice in matching infrastructure capabilities, including multi-speed support, to address the increasing demand for higher bandwidth connectivity for their growing storage networks.

          o McDATA's SANtegrity(TM) Security Suite is the industry's first end-to-end storage network security solution, based upon regulatory requirements and the mandated requirements of the Fibre Channel - Security Protocol, and is interoperable with multiple partners. The SANtegrity Suite is the only storage network security solution available today that encompasses the complete storage infrastructure.

          o McDATA's Intelligent Switch Platform, which allows customers to centrally deploy a common, robust storage management software suite for all of the various storage devices within their storage area network.

     o The announcement of a reseller agreement with NEC Corporation's High Performance Computing division for resale of the Intrepid 6000 Series Directors. This agreement represents significant sales expansion potential for McDATA in the Japanese market.

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OUTLOOK

     McDATA anticipates revenues in a range of $108 to $116 million for the fourth quarter ending January 31, 2004. Fully diluted non-GAAP EPS for the fourth quarter is expected to be in a range of breakeven to $0.01. These estimates do not include the company's expected deferred compensation charges and amortization charges related to purchased intangible assets. GAAP EPS is expected to be approximately $0.08 lower than the company's non-GAAP EPS for the fourth quarter, based on the aforementioned deferred compensation and intangible asset amortization charges, and an approximate zero percent GAAP tax rate. This outlook assumes no additional acquisitions, asset impairments, restructurings or other unanticipated events, which may or may not be insignificant.

     McDATA will hold a conference call to discuss third quarter 2003 results today, December 1, at 3:00 p.m. MT. The conference call will be simultaneously webcast on the company's website, and archived for future review. The webcast presentation will include slides containing additional detailed information of interest to investors.

                                       ###

ABOUT MCDATA (WWW.MCDATA.COM)

McDATA (Nasdaq: MCDTA/MCDT) is the expert provider of Multi-Capable Storage Networking Solutions(TM) - hardware, software and services - that enable partners and customers around the world to reduce the total cost of storage management today, and be ready to adapt to the real-time information demands of tomorrow. Entrenched in over 8,000 data centers worldwide, McDATA solutions are at the heart of more than 80 percent of Fortune 100 storage network data centers, powering the latest e-business applications, customer databases, financial traffic and other mission-critical data. Customers leverage McDATA's multi-capable solutions to realize immediate cost savings, reduce their investment risk, ensure the continuity of their operations and adapt to changing business requirements.

FORWARD-LOOKING STATEMENTS

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "estimates", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to ramp Nishan, SANavigator, and switch sales, our relationships with EMC Corporation and IBM and the level and timing of their orders, the impact of the continued general economic slowdown on purchasing decisions by customers and capital spending, our ability to expand sales into higher margin channels through system integrators and distributors, a loss of any of our key customers (or our OEMs' key customers), distributors, resellers or our contract manufacturers, our ability to expand our product offerings and any transition to new products (such as higher port count and multi-protocol products) and OEM qualification of such new products which may occur after the general availability dates, possible inventory charges that may occur with any transition to such new products, component quality and availability, the development of the storage area network and switch markets, competition in the storage area network and switch markets, aggressive pricing and product give-aways by competitors, one-time events and other important risk factors disclosed previously and from time to time in our filings at the U.S. Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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                               MCDATA CORPORATION
                CONDENSED REPORTED CONSOLIDATED INCOME STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                           THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                     -------------------------------       -------------------------------
                                                     SEPTEMBER 30,       OCTOBER 31,       SEPTEMBER 30,      OCTOBER 31,
                                                         2002               2003                2002              2003
                                                     -------------       -----------       -------------      ------------
Revenue                                                $  80,941          $  94,659          $ 222,738          $ 304,852
Cost of revenue                                           38,361             40,012            131,176            128,307
                                                       ---------          ---------          ---------          ---------
Gross profit                                              42,580             54,647             91,562            176,545

Operating expenses:
Research and development                                  15,631             23,571             43,475             60,546
Selling, general and administrative                       24,758             34,191             76,726             95,782
Acquired in-process research and development                --               11,410               --               11,410
Amortization of deferred compensation                      2,217              5,719              6,501              8,620
                                                       ---------          ---------          ---------          ---------
     Operating expenses                                   42,606             74,891            126,702            176,358

Income (loss) from operations                                (26)           (20,244)           (35,140)               187
Interest and other income, net                             1,762              1,639              5,639              3,011
                                                       ---------          ---------          ---------          ---------
Income (loss) before income taxes                          1,736            (18,605)           (29,501)             3,198
Income tax expense (benefit)                                (607)            30,852            (10,915)            38,210
                                                       ---------          ---------          ---------          ---------
Income (loss) before equity in net earnings of
affiliated company                                         2,343            (49,457)           (18,586)           (35,012)
Equity in net earnings of affiliated company                --                 (591)              --                 (591)
                                                       ---------          ---------          ---------          ---------
Net income (loss)                                      $   2,343          $ (50,048)         $ (18,586)         $ (35,603)
                                                       =========          =========          =========          =========
Basic net income (loss) per share                      $    0.02          $   (0.44)         $   (0.16)         $   (0.31)
                                                       =========          =========          =========          =========
Shares used in computing basic net income
(loss) per share                                         113,280            114,955            113,026            114,627
                                                       =========          =========          =========          =========

Diluted net income (loss) per share                    $    0.02          $   (0.44)         $   (0.16)         $   (0.31)
                                                       =========          =========          =========          =========
Shares used in computing diluted net income
(loss) per share                                         116,295            114,955            113,026            114,627
                                                       =========          =========          =========          =========

                               MCDATA CORPORATION
           CONDENSED NON-GAAP CONSOLIDATED INCOME STATEMENTS (NOTE 1)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                        -------------------------------       -------------------------------
                                                        SEPTEMBER 30,       OCTOBER 31,       SEPTEMBER 30,      OCTOBER 31,
                                                            2002               2003                2002              2003
                                                        -------------       -----------       -------------      ------------
Revenue                                                   $  80,941          $  94,659          $ 222,738          $ 304,852
Cost of revenue (Note 1)                                     41,480             39,600            120,590            128,085
                                                          ---------          ---------          ---------          ---------
Gross profit                                                 39,461             55,059            102,148            176,767

Operating expenses:
Research and development (Note 1)                            15,631             21,947             43,475             58,922
Selling, general and administrative (Note 1)                 24,279             30,750             73,383             91,291
Acquired in-process research and development
     (Note 1)                                                  --                 --                 --                 --
Amortization of deferred compensation (Note 1)                 --                 --                 --                 --
                                                          ---------          ---------          ---------          ---------
     Operating expenses                                      39,910             52,697            116,858            150,213

Income (loss) from operations                                  (449)             2,362            (14,710)            26,554
Interest and other income, net                                1,762              1,639              5,639              3,011
                                                          ---------          ---------          ---------          ---------
Income (loss) before income taxes                             1,313              4,001             (9,071)            29,565
Income tax expense (benefit) (Note 1)                          (824)             1,320             (4,355)             8,603
                                                          ---------          ---------          ---------          ---------
Income (loss) before equity in affiliated company             2,137              2,681             (4,716)            20,962

Equity in net earnings of affiliated company                   --                 (591)              --                 (591)
                                                          ---------          ---------          ---------          ---------
Net income (loss)                                         $   2,137          $   2,090          $  (4,716)         $  20,371
                                                          =========          =========          =========          =========
Basic net income (loss) per share                         $    0.02          $    0.02          $   (0.04)         $    0.18
                                                          =========          =========          =========          =========
Shares used in computing basic net income
(loss) per share                                            113,280            114,955            113,026            114,627
                                                          =========          =========          =========          =========
Diluted net income (loss) per share                       $    0.02          $    0.02          $   (0.04)         $    0.17
                                                          =========          =========          =========          =========
Shares used in computing diluted net income
(loss) per share                                            116,295            118,177            113,026            118,135
                                                          =========          =========          =========          =========

Note (1) - The condensed non-GAAP consolidated income statements for all periods presented are for illustrative purposes only and are not prepared in accordance with generally accepted accounting principles. These non-GAAP statements show the operating results of the Company, excluding the following items:

                                                           THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                     ------------------------------     -------------------------------
                                                     SEPTEMBER 30,      OCTOBER 31,     SEPTEMBER 30,      OCTOBER 31,
NON-GAAP ADJUSTMENTS                                     2002              2003             2002              2003
--------------------                                 -------------      -----------     -------------      ------------
COST OF REVENUE:
     Inventory-related charges, net                   $ (2,463)         $   --           $ 10,367          $   (460)
     Deferred compensation and acquisition-
     related compensation                                  136               412              454               682
     Other                                                (792)             --               (235)             --
                                                      --------          --------         --------          --------
         Cost of revenue subtotal                       (3,119)              412           10,586               222
OPERATING EXPENSES:
   RESEARCH AND DEVELOPMENT:

         Acquisition-related compensation                 --               1,624             --               1,624
   SELLING, GENERAL AND ADMINISTRATIVE:
         Acquisition-related compensation                 --                 925             --                 925
         Amortization of intangible assets                 525             2,516            1,575             3,566
         Termination of synthetic lease                   --                --              1,250              --
         Other                                             (46)             --                518              --
   ACQUIRED IN-PROCESS RESEARCH & DEVELOPMENT             --              11,410             --              11,410
   DEFERRED COMPENSATION                                 2,217             5,719            6,501             8,620
                                                      --------          --------         --------          --------
         Operating expenses subtotal                     2,696            22,194            9,844            26,145
                                                      --------          --------         --------          --------
Total Non-GAAP Adjustments                                (423)           22,606           20,430            26,367
Income tax expense (benefit):                              217            29,532           (6,560)           29,607
                                                      --------          --------         --------          --------
After-tax impact of non-GAAP adjustments              $   (206)         $ 52,138         $ 13,870          $ 55,974
                                                      ========          ========         ========          ========


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                            JULY 31,         OCTOBER 31,
                                                              2003              2003
                                                            --------         -----------
ASSETS
  Cash and short term investments                           $379,894         $195,500
  Accounts receivable, net                                    51,930           59,537
  Inventories, net                                             7,100           11,000
  Other current assets                                        27,400            7,256
                                                            --------         --------
Total current assets                                         466,324          273,293
Property and equipment, net                                   95,885          101,094
Long-term investments                                        123,571          116,425
Goodwill                                                      11,780           79,143
Intangible assets, net                                         6,648          126,835
Other assets, net                                             33,119           25,783
                                                            --------         --------
         Total assets                                       $737,327         $722,573
                                                            ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                         $ 75,138         $ 89,764
Long-term liabilities                                        189,426          202,202
Stockholders' equity                                         472,763          430,607
                                                            --------         --------
         Total liabilities and stockholders' equity         $737,327         $722,573
                                                            ========         ========

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                             NINE MONTHS ENDED
                                                                   ---------------------------------------
                                                                   SEPTEMBER 30, 2002     OCTOBER 31, 2003
                                                                   ------------------     ----------------
Net cash provided by operating activities                             $  19,615             $  45,129
                                                                      =========             =========
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                   $ (68,640)            $ (12,510)
Acquisitions and equity investment                                         --                (177,174)
Payment of collateralized lease costs                                    (1,256)                 --
Proceeds from trade-in of fixed assets                                     --                    --
Net purchases of investments                                             50,505               (54,263)
                                                                      ---------             ---------
Net cash used by investing activities                                 $ (19,391)            $(243,947)
                                                                      =========             =========
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds for issuance of convertible subordinated debt            $    --               $ 166,933
Net purchase of share option transactions                                  --                 (20,510)
Payments on acquired notes payable                                         --                 (14,340)
Cash restricted pursuant to interest rate swap transaction                 --                  (5,130)
Payment of obligations under capital leases                              (2,126)               (2,407)
Proceeds from the issuance of stock                                       1,876                 5,624
                                                                      ---------             ---------
Net cash provided (used) by financing activities                      $    (250)            $ 130,170
                                                                      =========             =========
Net decrease in cash and cash equivalents                             $     (26)            $ (68,648)
                                                                      =========             =========


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